Exhibit 10.1

AMENDMENT NO. 9 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 9 TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 30, 2010, by and among Cornerstone Operating Partnership, L.P., a Delaware limited partnership (the “Administrative Borrower”), each of the “Borrowing Base Subsidiaries” party hereto (together with the Administrative Borrower, each a “Borrower” and collectively, “Borrowers”), the “Guarantors” signatory hereto (together with Borrowers, the “Credit Parties”), HSH Nordbank AG, New York Branch, a German banking corporation acting through its New York branch, as lender (together with its successors and assigns, each a “Lender” and collectively the “Lenders”), and HSH Nordbank AG, New York Branch, a German banking corporation acting through its New York branch, in its capacity as administrative agent for the Lenders (in its capacity as administrative agent for the Lenders, together with any permitted successor administrative agent, the “Administrative Agent”) and arranger.  Capitalized terms not defined herein shall have the respective meanings set forth in the Credit Agreement (as defined below).

Recitals

WHEREAS, Borrowers, Guarantors, Lenders and Administrative Agent have entered into that certain Credit Agreement, dated as of June 30, 2006 (the “Original Credit Agreement”), as amended by that certain Amendment and Waiver No. 1 to Credit Agreement, dated as of July 31, 2007 (“Amendment No. 1 to Credit Agreement”), that certain Amendment No. 2 to Credit Agreement, dated as of November 14, 2007 (“Amendment No. 2 Credit Agreement”), that certain Amendment No. 3 to Credit Agreement, dated as of June 30, 2008 (“Amendment No. 3 to Credit Agreement”), that certain Amendment No. 4 to Credit Agreement, dated as of June 30, 2010 (“Amendment No. 4 to Credit Agreement”), that certain Amendment No. 5 to Credit Agreement, dated as of August 31, 2010 (“Amendment No. 5 to Credit Agreement”), that certain Amendment No. 6 to Credit Agreement, dated as of September 30, 2010 (“Amendment No. 6 to Credit Agreement”), that certain Amendment No. 7 to Credit Agreement, dated as of October 29, 2010 (“Amendment No. 7 to Credit Agreement”) and that certain Amendment No. 8 to Credit Agreement, dated as of November 12, 2010 (“Amendment No. 8 to Credit Agreement”, together with the Original Credit Agreement, Amendment No. 1 to Credit Agreement, Amendment No. 2 to Credit Agreement, Amendment No. 3 to Credit Agreement, AmendmentNo. 4 to Credit Agreement, Amendment No. 5 to Credit Agreement, Amendment No. 6 to Credit Agreement, and Amendment No. 7 to Credit Agreementand as otherwise modified, amended or supplemented from time to time, collectively, the “Credit Agreement”);

WHEREAS, pursuant to (i) that certain Joinder and Amendment Agreement, dated as of November 30, 2006, among COP-Goldenwest, LLC, a California limited liability company (“COP-Goldenwest”), Administrative Borrower, the Guarantors, Lenders and Administrative Agent, (ii) that certain Joinder Agreement dated as of November 30, 2006, among, COP-Western Ave., LLC a California limited liability company (“COP-Western”), COP-Goldenwest, Administrative Borrower, the Guarantors, Lenders and Administrative Agent, (iii) that certain Joinder Agreement, dated as of January 19, 2007, among COP-Deer Valley, LLC, an Arizona limited liability company (“COP-Deer Valley”), COP-Western, COP-Goldenwest, Administrative Borrower, the Guarantors, Lenders and Administrative Agent, and (iv) that certain Joinder Agreement, dated as of September 28, 2007, among COP-Pinnacle Peak, LLC, an Arizona limited liability company (“COP-Pinnacle Peak”), COP-Western, COP-Goldenwest, COP-Deer Valley, Administrative Borrower, the Guarantors, Lenders and Administrative Agent, each of COP-Goldenwest, COP-Western, COP-Deer Valley and COP-Pinnacle Peak were joined to the Credit Agreement and the other Financing Documents, each as a “Borrower” and as a “Borrowing Base Subsidiary.”

WHEREAS, the payment of the Obligations and the performance of the other obligations of Borrowers under the Credit Agreement and the other Financing Documents are secured by, amongst other things, (i) that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement, by COP-Goldenwest, as grantor, in favor of Commonwealth Land Title Company, solely as trustee, for the benefit of Administrative Agent, recorded as of December 1, 2006 in the Official Records of Orange County, California, as Instrument No. 2006000808373, as amended by that certain First Amendment to Deed of Trust, dated as of June 30, 2010, recorded as of July 6, 2010 in the Official Records of Orange County, California as instrument No. 2010000316843 (as amended and modified, from time to time, the “Goldenwest Deed of Trust”), encumbering the property more particularly described therein (the “Goldenwest Property”), (ii) that certain Assignment of Leases and Rents, by COP-Goldenwest, in favor of Administrative Agent, recorded as of December 1, 2006 in the Official Records of Orange County, California, as Instrument No. 2006000808374 (the “Goldenwest Assignment”), (iii) that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement, by COP-Western, as grantor, in favor of Commonwealth Land Title Company, solely as trustee, for the benefit of Administrative Agent, recorded as of December 1, 2006 in the Official Records of Los Angeles County, California, as Instrument No. 2006266762, as amended by that certain First Amendment to Recorded Documents, dated as of June 30, 2010, recorded as of July 6, 2010 in the Official Records of Los Angeles County, California as Instrument No. 20100918735 (as amended and modified, from time to time, the “Western Deed of Trust”), encumbering the property more particularly described therein (the “Western Property”), (iv) that certain Assignment of Leases and Rents, by COP-Western, in favor of Administrative Agent, recorded as of December 1, 2006 in the Official Records of Los Angeles County, California, as Instrument No. 20062667663, as amended by that certain First Amendment to Recorded Documents, dated as of June 30, 2010, recorded as of July 6, 2010 in the Official Records of Los Angeles County, California as Instrument No. 20100918735 (as amended and modified, from time to time (the “Western Assignment”), (v) that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement, by COP-Deer Valley, as grantor, in favor of Magnus Title Agency, solely as trustee, for the benefit of Administrative Agent, recorded as of January 22, 2007 in the Official Records of Maricopa County, Arizona, as Instrument No. 20070081545, as amended by that certain First Amendment to Recorded Documents, dated as of June 30, 2010, recorded as of July 2, 2010 in the Official Records of Maricopa County, Arizona as Instrument No. 20100566186 (as amended and modified, from time to time, the “Deer Valley Deed of Trust”), encumbering the property more particularly described therein (the “Deer Valley Property”), (vi) that certain Assignment of Leases and Rents, by COP-Deer Valley, in favor of Administrative Agent, recorded as of January 22, 2007 in the Official Records of Maricopa County, Arizona, as Instrument No. 20070081546, as amended by that certain First Amendment to Recorded Documents, dated as of June 30, 2010, recorded as of July 2, 2010 in the Official Records of Maricopa County, Arizona as Instrument No. 20100566186 (as amended and modified, from time to time, the “Deer Valley Assignment”), and (vii) that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement, by COP-Pinnacle Peak, as grantor, in favor of Lawyers Title Insurance Corporation, solely as trustee, for the benefit of Administrative Agent, recorded as of October 2, 2007 in the Official Records of Maricopa County, Arizona, as Instrument No. 20071083931, as amended by that certain First Amendment to Recorded Documents, dated as of June 30, 2010, recorded as of July 2, 2010 in the Official Records of Maricopa County, Arizonaas Instrument No. 20100566179 (as amended and modified, from time to time, the “Pinnacle Peak Deed of Trust”), encumbering the property more particularly described therein (the “Pinnacle Property”), and (viii) that certain Assignment of Leases and Rents, by COP-Pinnacle Peak, in favor of Administrative Agent, recorded as of October 2, 2007 in the Official Records of Maricopa County, Arizona, as Instrument No. 20071083932, as amended by that certain First Amendment to Recorded Documents, dated as of June 30, 2010, recorded as of July 2, 2010 in the Official Records of Maricopa County, Arizonaas Instrument No. 20100566179 (as amended and modified, from time to time, the “Pinnacle Peak Assignment”).  The Goldenwest Deed of Trust, the Western Deed of Trust, the Deer Valley Deed of Trust and the Pinnacle Peak Deed of Trust hereafter collectively the “Existing Deeds of Trust”.  The Goldenwest Assignment, the Western Assignment, the Deer Valley Assignment and the Pinnacle Peak Assignment hereafter collectively the “Existing Assignments.”The Goldenwest Property, the Western Property, the Deer Valley Property and the Pinnacle Peak Property hereafter collectively the “Properties.”

NOW THEREFORE in consideration of the promises and mutual covenants contained herein, the parties hereto agree as follows:

1.      Amendments.  Upon satisfaction of all of the conditions of effectiveness set forth in Section 2 below, the following amendments shall take effect:

1.1           The following definitions set forth in Section 1.01 of the Loan Agreement are hereby deleted and replaced with the following text:

“Applicable Margin” means as of any date of determination thereof, (a) for the period of time commencing on the date of the close of Amendment No. 9 to Credit Agreement and continuing to and including, May 31, 2011 (the “Interest Increase Date”), three and one half of one percent (3.50%) and (b) for the period of time commencing on the day immediately following the Interest Increase Date and continuing through the term of the Loans, three and three quarters of one percent (3.75%).”

““Maturity Date” means September 30, 2011.  Anything in this definition to the contrary notwithstanding, if the entire principal balance of the Loans shall become due and payable by acceleration or otherwise on or before the then Maturity Date, then from and after such principal balance becoming due, “Maturity Date” shall mean such earlier date.”

1.2           The following definitions are added to and made a part of the Credit Agreement:

“Amendment No. 9 to Credit Agreement” means that certain Amendment No. 9 to Credit Agreement, dated as of November 30, 2010 by and among the Credit Parties, Administrative Agent and Lenders.”

““Cash or Cash Equivalents” means (i) cash, (ii) marketable securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one (1) year from the date of acquisition, (iii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States or any State thereof having, capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one (1) year from the date of acquisition by REIT, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Corporation or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing not more than one (1) year after the date of acquisition by REIT and (v) investments in money market or mutual funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above, in each case, which are owned by REIT on an individual basis (as opposed to being owned jointly with any other Person).

“First Amendment to Assignment of Leases and Rents (Goldenwest)” means that certain First Amendment to Assignment of Leases and Rents, dated as of the date hereof, by and among, COP-Goldenwest, and Administrative Agent.”

“Interest Increase Date” shall have the meaning set forth in the definition of “Applicable Margin” hereof.”

“Non-Borrowing Base Net Operating Income” means an amount which is the difference between (x) Non-Borrowing Base Operating Revenues and (y) Non-Borrowing Base Operating Expenses.

“Non-Borrowing Base Operating Expenses” means all expenses incurred by the Borrowers in the normal course of business in connection with the operation of the Non-Borrowing Base Properties during the period in question determined in accordance with GAAP (including an allocated quarterly amount on account of annual or semi-annual installments of insurance premiums and real estate taxes, but only to the extent such expenses were paid out of revenue from the Non-Borrowing Base Properties) including, without limitation, imputed quarterly replacement costs (in an amount equal to two and one-half cents ($0.025) per rentable square foot of the Non-Borrowing Base Properties), and management fees equal to the greater of the actual management fees paid during such period and three percent (3%) of Non-Borrowing Base Operating Revenues, but not including any extraordinary expenses (e.g., lease-up costs and expenses, brokerage commissions and fees relating to leases, lease buy-out payments, capital expenditures and tenant improvement costs/expenses or any other extraordinary expenses), depreciation, amortization or Interest on the Loans, the calculation of which shall be reasonably satisfactory to the Administrative Agent.

“Non-Borrowing Base Operating Revenues” means all cash receipts of the Borrowers from or related to the ownership and operation of or otherwise derived from the Non-Borrowing Base Properties, including all Space Lease Rents (calculated based upon all executed and delivered Qualified Space Leases for which no termination rights (as distinguished from expiration) exist prior to the Maturity Date) during the period in question as determined in accordance with GAAP, but without taking into account (i) straight-lining of rents and other similar accounting requirements, (ii) extraordinary revenues (e.g., lease termination payments or payments from tenants (current or future) for the reduction of space leased by such tenants, leases for which termination notices have been tendered to any Borrower or leases to tenants that are in bankruptcy or otherwise in default thereunder), (iii) other miscellaneous operating revenues and sums payable to Borrowers from users facilities or amenities located on the Non-Borrowing Base Properties, (iv) proceeds from rental or business interruption insurance, withdrawals from cash reserves and similar such payments, and (v) security deposits under any Space Lease unless and until they are forfeited by the depositor.

“Non-Borrowing Base Property” means a Property owned in fee simple by a Borrower that is not accepted as a Borrowing Base Property by the Administrative Agent in its sole and absolute discretion.”

“Second Amendment to Deed of Trust (Goldenwest)” means that certain Second Amendment to Deed of Trust, dated as of the date hereof, by and among, COP-Goldenwest, and Administrative Agent.”

“Second Amendment to Recorded Documents (Deer Valley)” means that certain Second Amendment to Recorded Documents, dated as of the date hereof, by and among, COP-Deer Valley, and Administrative Agent.”

“Second Amendment to Recorded Documents (Pinnacle)” means that certain Second Amendment to Recorded Documents, dated as of the date hereof, by and among, COP-Pinnacle, and Administrative Agent.”

“Second Amendment to Recorded Documents (Western)” means that certain Second Amendment to Recorded Documents, dated as of the date hereof, by and among, COP-Western, and Administrative Agent.”

“Unencumbered Cash or Cash Equivalents” means Cash or Cash Equivalents that have not been pledged to any Person as security for any obligation of Guarantor or any other Person.”

1.3            Section 5.01(e) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(e)           Promptly after the preparation thereof, and no later than sixty (60) days after the last day of each calendar quarter, (i) computations of Borrowing Base Net Operating Income for each Borrowing Base Property, (ii) Debt Service Coverage Ratio as of the last day of such calendar quarter, (iii) a Borrowing Base Certificate executed by a Financial Officer of the Administrative Borrower setting forth its computation of the Borrowing Base Loan Amount as of the last day of such calendar quarter for such calendar quarter, (iv) a certificate executed by a Financial Officer of REIT certifying the amount of Unencumbered Cash or Cash Equivalents maintained by REIT, which certificate shall be in detail, scope and presentation acceptable to Administrative Agent, in its sole discretion and (v) computations of Non-Borrowing Base Net Operating Income for each Non-Borrowing Base Property.  The Administrative Agent shall notify the Administrative Borrower in writing of any calculation errors or other errors in the calculation of Borrowing Base Net Operating Income required by the Administrative Agent pursuant to the definition of “Borrowing Base Net Operating Income” herein and any corresponding adjustments to the Borrowing Base Loan Amount (if any).”

1.4           Section 5.16 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 5.16.  Cash of Cash Equivalents.  REIT shall, at all times, maintain UnencumberedCash or Cash Equivalents of not less than $500,000, measured as of the last day of each calendar quarter based upon the certificate to be provided by Administrative Borrower pursuant to Section 5.01(e)(iv) hereof.”

2.      Additional Required Amortization.  In addition to such other required amortization payments set forth in the Credit Agreement, (a) on each of December 1, 2010, January 1, 2011, February 1, 2011 and March 1, 2011, Borrowers shall make a principal payment in the amount of Two Hundred Thousand and 00/100ths Dollars ($200,000.00) and (b) on each of July 1, 2011, August 1, 2011 and September 1, 2011, Borrowers shall make a principal payment in the amount of Two Hundred Fifty Thousand and 00/100ths Dollars ($250,000.00).

3.      Effectiveness of this Amendment. The amendments set forth in Section 1 above shall not be effective or binding (without affecting the other provisions of this Amendment) until the following conditions have been satisfied or waived in writing by Administrative Agent, in Administrative Agent’s sole and absolute discretion(the date on which all such conditions being satisfied or waived, the “Effective Date”):

3.1           Amendment Fee.  Borrower has paid to Administrative Agent an amendment fee (the “Amendment Fee”) in an amount equal to sixty seven thousand two hundred fifty and 00/100ths Dollars ($67,250.00).

3.2           Principal Reduction.  Borrower has made a principal reduction payment to Administrative Agent in an amount equal to two million and 00/100ths dollars ($2,000,000.00) (the “Principal Reduction Payment”), such that after giving effect to the Principal Reduction Payment the outstanding principal balance of the Loans shall be $13,545,000;

3.3           Execution of Documents.  Administrative Agent shall have received each of the following documents (collectively the “Transaction Documents”) duly executed and delivered by each of the parties thereto:

(a)            this Amendment;

(b)            First Amendment to Assignment of Leases and Rents (Goldenwest);

(c)            Second Amendment to Deed of Trust (Goldenwest);

(d)            Second Amendment to Recorded Documents (Deer Valley);

(e)            Second Amendment to Recorded Documents (Pinnacle);

(f)            Second Amendment to Recorded Documents (Western); and

(g)           such other documents and instruments requested by Administrative Agent.

3.4           Appraisals.  Administrative Agent shall have obtained, at Borrower’s sole cost and expense current Appraisals with respect to each of the Goldenwest Property, the Western Property, the Deer Valley Property and the Pinnacle Property.

3.5           Title Updates. Administrative Agent shall have obtained, at Borrowers’ expense, such new lender’s title policies or modification, date-down or other endorsements to Lenders’ existing title policies as Administrative Agent may require to insure the continued validity of the Existing Deeds of Trust, as amended, and their, respective, continuing first lien priority on each of the Goldenwest Property, the Western Property, the Deer Valley Property and the Pinnacle Property, over all encumbrances not previously approved in writing by Administrative Agent.

3.6           No Defaults.  As of the Effective Date no Default or Event of Default shall have occurred and be continuing.

3.7           Payment of Expenses.  Borrowers shall have paid to Administrative Agent all costs and expenses incurred in connection with this Amendment as provided in Section 7 hereof.

3.8           Representations and Warranties.  The representations and warranties of the Credit Parties set forth in Section 3 of this Amendment shall be true and correct in all material respects on and as of the Effective Date; provided that any such representations and warranties that by their express terms are made as of a specific date shall be true and correct in all material respects as of such specific date.

4.      Representations and Warranties.  To induce Lenders and Administrative Agent to enter into this Amendment, the Credit Parties hereby represent and warrant that:

4.1 The outstanding principal amount of the Loan as of the date hereof, after giving effect to the Principal Reduction Payment, is $13,545,000.00.

4.2 The execution, delivery and performance by each Credit Party of this Amendment, the other Transaction Documents, and any other documents in connection herewith, or therewith, to which it is a party are (a) within its powers and have been duly authorized by all necessary action, (b) require no action by or in respect of, or filing with, any Governmental Authority, any property manager or other third party, (c) do not contravene, or constitute a breach of or default under, any provision of applicable law or regulation, any of its constitutive documents or of any judgment, injunction, order, decree, permit, license, note, mortgage, agreement or other instrument binding upon such Person or any of its Subsidiaries or their respective assets and (d) do not result in the creation or imposition of any Lien on any asset of any Credit Party or any of its Subsidiaries.

4.3 This Amendment, the other Transaction Documents and such other documents and instruments executed by such Credit Party in connection herewith, or therewith, have been duly executed and delivered by each Credit Party and constitutes a valid and binding agreement of each Credit Party, in each case enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4.4 Each of the representations and warranties contained in Article III of the Credit Agreement, as modified herein, is true and correct, in all material respects, as of the date hereof, as though made on, and as of, the date hereof; provided that any such representations and warranties that by their express terms are made as of a specific date shall be true and correct in all material respects as of such specific date.

5.      Exit Strategy.

5.1          Subject to the terms of the Financing Documents, the Borrowers shall use their commercially reasonable efforts to pay-off the outstanding principal balance of the Loans, all accrued interest, costs and fees under the Financing Documents with proceeds (a) of a loan from a lender that is not an Affiliate of Administrative Agent or Lenders (a “Refinancing”) and (b) from the sale of one or more of the Properties to one or more third party purchasers in arms’-length, all-cash transactions, subject to terms and conditions acceptable to Agent in its sole discretion (each a “Property Sales Event”).  The foregoing shall not be deemed a violation of Section 6.03 of the Credit Agreement, provided, that (y) no Borrower shall enter into a contract for the sale of any one or more of the Properties and (z) no Property Sales Event shall occur, each without the prior written consent of the Administrative Agent.

5.2           On or before the 5th day of each of December, 2010 and January, March, May and July, 2011, the Borrowers shall deliver to Agent a written summary of the Borrowers’ efforts to (a) obtain a Refinancing and (b) market and to sell the Properties and such other actions taken to cause a Property Sales Event, with the first month’s summary due on or before December 5, 2010.  The Borrowers shall promptly inform the Administrative Agent in writing of any offer to obtain a Refinancing or to purchase any of the Properties submitted to the Borrowers and shall provide the Administrative Agent with a copy of the same.  The Borrowers shall promptly review and consult with the Administrative Agent concerning any and all offers to obtain a Refinancing or purchase any of the Properties received by the Borrowers or the Borrowers’ agents and representatives.

5.3           The Administrative Agent and the Lenders neither undertake nor assume any responsibility or duty to the Credit Parties or any other Person in connection with the review and approval of offers to provide the Refinancing or in connection with a Property Sales Event, passing judgment upon or informing the Credit Parties or any other Person regarding the same or any other matter pertaining thereto, or any negotiations concerning the Refinancing or any PropertySales Event in which the Administrative Agent or the Lenders may participate.  Any such review, approval and the like is solely for the purpose of protecting the Administrative Agent’s and the Lenders’ interests, and such review, approval and the like shall not render the Administrative Agent or the Lenders liable to the Credit Parties or any other Person with respect thereto.  Neither the Administrative Agent nor the Lenders shall be liable or have any obligation to the Credit Parties by reason of the Administrative Agent’s failure or unwillingness to approve the terms of any sale of the Properties.  The Administrative Agent and the Lenders owe no duty of care to protect or inform the Credit Parties or any other Person with respect to the Refinancing or the marketing and sale of the Properties or with respect to any other matter pertaining to the Properties, and neither the Administrative Agent nor the Lenders shall be responsible or liable to the Credit Parties or any other Person therefor.  By approving any offer or purchase and sale agreement with respect to the purchase of any of the Properties, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof.  Nothing contained herein shall cause the Administrative Agent or any Lender to be a mortgagee in possession of any of the Properties or impose any liability of a mortgagee in possession upon the Administrative Agent or any Lender.  Without limiting the generality of the foregoing, the Administrative Agent shall not have any obligation to the Credit Parties or any other Person to ensure or maximize the profitability of or proceeds from the sale of any of the Properties or to prevent any losses in connection therewith.

6.      Ratification of Credit Agreement.  Except as specifically amended hereby, the terms and conditions of the Credit Agreement and the other Financing Documents are in all respects ratified and confirmed and remain in full force and effect.

7.      Governing Law.   THIS AMENDMENT, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, as more fully set forth in Section 9.09 of the Credit Agreement, which Section 9.09 is incorporated herein mutatis mutandis as though set forth herein in full.

8.      Compliance, Release.  As additional consideration for Administrative Agent and Lenders to enter into this Amendment, the Credit Parties hereby acknowledge and agree that, as of the date of this Amendment: (i) Administrative Agent and Lenders have fully complied with all of their respective obligations under the Financing Documents, (ii) the Credit Parties have no knowledge of any act or omission on the part of Administrative Agent or Lenders that constitutes a default by Administrative Agent or Lenders under any of the Financing Documents (or that, with the giving of notice, the passage of time, or both, would constitute a default by the Administrative Agent or Lenders thereunder), (iii) the Credit Parties have no knowledge of any fact or circumstance that would prevent or prohibit Administrative Agent or Lenders from enforcing the Financing Documents, and (iv) the Credit Parties have no claims, demands, damages, suits, cross-complaints, causes of action or debts of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any portion of its obligation to repay the Loans or to seek any affirmative relief from Administrative Agent or Lenders with respect to the Loans or the Borrowing Base Properties.  The Credit Parties hereby release and forever discharge, and agree to indemnify, defend and hold harmless, Administrative Agent and Lenders and their respective agents, servants, employees, directors, officers, trustees, beneficiaries, attorneys, branches, affiliates, subsidiaries, successors and assigns, of and from all damages, losses, claims, demands, liabilities, obligations, actions, suits and causes of action whatsoever, that the Credit Parties may now have or claim to have against Administrative Agent or Lenders as of the date of this Amendment, and whether presently known or unknown, and of every nature and extent whatsoever, on account of or in any way concerning or arising out of the Borrowing Base Properties or the Loans, or founded upon any of the Financing Documents, including, but not limited to, all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings between the parties up to and including the date of this Amendment.  The Credit Parties acknowledge and agree that this release is intended to extend to claims they do not know or suspect to exist.

9.      Payment of Administrative Agent’s and Lenders’ Expenses.  Borrowers agree to reimburse Administrative Agent and Lenders for all out-of-pocket expenses incurred by Administrative Agent and Lenders in connection with the drafting, negotiation, execution, delivery and performance of this Amendment and all related documents, including, but not limited to, reasonable attorneys’ fees and costs incurred by Administrative Agent and Lenders, premiums for anyendorsements to Lenders’ existing title policies, recording charges, escrow fees and all other costs.

10.    Counterparts; Integration; Effectiveness.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment, and the other Financing Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 3 hereof, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Signatures on the following page.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

“BORROWERS”

CORNERSTONE OPERATING PARTNERSHIP, L.P.

By:	Cornerstone Core Properties REIT, Inc.
its General Partner

	By:	/s/ Sharon C. Kaiser
Name: Sharon C. Kaiser
Title: Chief Financial Officer

COP-GOLDENWEST, LLC

By:	Cornerstone Operating Partnership, L.P.
its sole Member

	By:	Cornerstone Core Properties REIT, Inc.
its General Partner

By: /s/ Sharon C. Kaiser
Name:Sharon C. Kaiser
Title:Chief Financial Officer

COP-WESTERN AVE., LLC

By:	Cornerstone Operating Partnership, L.P.
its sole Member

	By:	Cornerstone Core Properties REIT, Inc.
its General Partner

By: /s/ Sharon C. Kaiser
Name:Sharon C. Kaiser
Title:Chief Financial Officer

signature page continues

COP-DEERVALLEY, LLC

By:		Cornerstone Operating Partnership, L.P.
its sole Member

	By:	Cornerstone Core Properties REIT, Inc.
its General Partner

By: /s/ Sharon C. Kaiser
Name:Sharon C. Kaiser
Title:Chief Financial Officer

COP-PINNACLEPEAK, LLC

By:		Cornerstone Operating Partnership, L.P.
its sole Member

	By:	Cornerstone Core Properties REIT, Inc.
its General Partner

By: /s/ Sharon C. Kaiser
Name:Sharon C. Kaiser
Title:Chief Financial Officer

“GUARANTORS” and
“RECOURSE LIABILITY PARTY”

CORNERSTONE CORE PROPERTIES REIT, INC.

By:		/s/ Sharon C. Kaiser
Name:Sharon C. Kaiser
Title:Chief Financial Officer

CORNERSTONE REALTY ADVISORS, LLC

By:		/s/ Sharon C. Kaiser
Name:Sharon C. Kaiser
Title:Chief Financial Officer

By:
Name:
Title:

signature page continues

“ADMINISTRATIVE AGENT”

HSH NORDBANK AG, NEW YORK BRANCH

By :	/s/ Michael Carter
Name: Michael Carter
Title: Senior Vice President

By :	_/s/ Heidrun Meyer
Name: Heidrun Meyer
Title: Senior Vice President

“LENDERS”

HSH NORDBANK AG, NEW YORK BRANCH

By :	/s/ Michael Carter
Name:Michael Carter
Title:Senior Vice President

By :	_/s/ Heidrun Meyer
Name: Heidrun Meyer
Title: Senior Vice President